UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2018

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2018, Newell Brands Inc. (the “Company”) entered into a definitive Settlement Agreement (the “Starboard Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”). In addition and in connection with its entry into the Starboard Agreement, on April 23, 2018 the Company also entered into a definitive amendment (the “Icahn Amendment”) to the Director Appointment and Nomination Agreement (the “Icahn Agreement”), dated March 18, 2018, among the Company and Carl C. Icahn, Brett Icahn, Courtney Mather, Andrew Langham, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP and Beckton Corp. (collectively, the “Icahn Group”). The following is a summary of the terms of the Starboard Agreement and Icahn Amendment and does not purport to be complete and is qualified in its entirety by reference to the Starboard Agreement and Icahn Amendment, respectively, copies of which are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Consistent with the terms of the Starboard Agreement, effective as of April 23, 2018, Andrew Langham resigned from the Board of Directors of the Company (the “Board”) and each of Gerardo I. Lopez and Robert A. Steele were appointed to the Board.

In addition, consistent with the terms of the Starboard Agreement, effective as of April 23, 2018, David L. Atchison will no longer stand for election to the Board at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), and the Board nominated Bridget Ryan Berman to stand for election to the Board at the 2018 Annual Meeting. Under the terms of the Starboard Agreement, the Board size has been increased to ten, effective as of April 23, 2018 and will be increased to twelve effective as of the 2018 Annual Meeting. Accordingly, the following slate of twelve nominees will be proposed for election to the Board at the 2018 Annual Meeting: Bridget Ryan Berman, Patrick Campbell, James Craigie, Debra Crew, Brett Icahn, Gerardo Lopez, Courtney Mather, Michael Polk, Judith Sprieser, Steven Strobel, Robert Steele and Michael Todman. Ms. Ryan Berman will be granted status as a Board observer from the date of the Starboard Agreement through the 2018 Annual Meeting.

Concurrently with their appointments to the Board, Mr. Steele was appointed to the Finance Committee of the Board and Mr. Lopez was appointed to the Audit Committee and the Organizational Development & Compensation Committee of the Board. In addition, the Starboard Agreement contemplates that, if elected, Ms. Ryan Berman will be appointed to the Nominating/Governance Committee of the Board. The Company agreed to maintain each individual in his or her respective committee roles from the date of the Starboard Agreement through at least the date that is 30 calendar days before the advance notice deadline set forth in the Company’s By-Laws for the 2019 Annual Meeting of Stockholders (the “Covered Period”). The Company also agreed not to form any new committee without offering at least one of Ms. Ryan Berman, Mr. Lopez or Mr. Steele (collectively, the “Starboard Nominees”) the opportunity to be a member of such committee.

Under the terms of the Starboard Agreement, if at any point during the Covered Period any Starboard Nominee resigns or is otherwise unable to serve as a director, Starboard will have certain replacement rights with respect to that Starboard Nominee’s directorship. Starboard will not be entitled to exercise such replacement rights if, at the time it would exercise such rights, Starboard’s combined economic and beneficial ownership is less than the lesser of (A) 1% of the outstanding shares of Company common stock and (B) 4,852,000 shares of Company common stock (such lesser amount, the “Minimum Ownership Threshold”). Also pursuant to the Starboard Agreement, during the Covered Period, the Board will not be expanded to greater than twelve directors without the approval of Starboard.

In addition, Starboard agreed to vote all of its shares of common stock of the Company in favor of the election of all of the Company’s director nominees and in favor of the appointment of the Company’s auditors at the 2018 Annual Meeting. Starboard agreed to not recommend or nominate any person for election at the 2018 Annual Meeting (except as provided in the Starboard Agreement), submit any proposal for consideration at the 2018 Annual Meeting, or initiate, encourage or participate in any “vote no,” “withhold,” or similar campaign with respect to the 2018 Annual Meeting. Furthermore, Starboard agreed to withdraw its previously sent nomination letter relating to the 2018 Annual Meeting and to withdraw all related materials and notices. Under the terms of the Starboard Agreement, the Company will reimburse Starboard for its reasonable, documented out-of-pocket fees and expenses incurred in connection with the matters related to the 2018 Annual Meeting, including, but not limited to the negotiation and execution of the Starboard Agreement, provided that such reimbursement will not exceed $2,000,000 in the aggregate.

In connection with their appointment to or nomination for a position on the Board, as applicable, the Board determined that each of Ms. Ryan Berman, Mr. Lopez and Mr. Steele qualified as an independent director under the listing standards of the New York Stock Exchange. As of the date of their appointment or nomination, as applicable, none of Ms. Ryan Berman, Mr. Lopez and Mr. Steele has entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K. The Starboard Nominees will receive the same compensation as the Company’s other non-employee directors, which is described in the Company’s Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 4, 2018.

The Icahn Amendment modifies the Icahn Agreement so that the actions to be taken by the Company pursuant to the Starboard Agreement will not result in a breach of the Company’s obligations under the Icahn Agreement. Specifically, the Icahn Amendment provides for, and resulted in (a) the resignation of Mr. Langham as of April 23, 2018 and (b) Mr. Atchison no longer standing for election to the Board at the 2018 Annual Meeting. Under the terms of the Icahn Amendment, the Company and the Icahn Group agreed, consistent with the Starboard Agreement, that the Icahn Group will not be entitled to exercise any replacement rights if, at the time it would exercise such rights, the Icahn Group beneficially owns less than the Minimum Ownership Threshold. The Icahn Amendment also makes corresponding changes to numerical and technical requirements related to the size of the Board, as well as committee structure and composition.

In connection with the Starboard Agreement and the Icahn Amendment, the Board reconstituted its committees as follows:

Audit Committee:	Nominating/Governance Committee:
Steve Strobel (Chair)	James Craigie (Chair)
Brett Icahn	Courtney Mather
Michael Todman	Bridget Ryan Berman (upon election)
Judith Sprieser (upon election)	Judith Sprieser (upon election)
Gerardo Lopez
Organizational Development &
Finance Committee:	Compensation Committee:
Courtney Mather (Chair)	Michael Todman (Chair)
Robert Steele	Brett Icahn
James Craigie	Gerardo Lopez
Debra Crew	Debra Crew

  Item 8.01 Other Events.

Revised Definitive Proxy Statement

As a result of the Starboard Agreement, the election of directors at the 2018 Annual Meeting is no longer “contested.”

The Company plans to file and mail as soon as possible a revised definitive proxy statement that amends and restates the Company’s definitive proxy statement filed with the SEC and mailed on or about April 6, 2018. The revised definitive proxy statement will reflect the updated facts brought about by the Starboard Agreement. At this time, the Company anticipates that the 2018 Annual Meeting will be held as originally announced on May 15, 2018.

Press Release

On April 23, 2018, the Company issued a press release announcing the Company’s entry into the Starboard Agreement with Starboard, as well as the related changes to the composition of the Board. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Settlement Agreement, dated April 23, 2018, by and among Newell Brands Inc., Starboard Value LP, Starboard Value and Opportunity C LP, Starboard Leaders Quebec LLC, Starboard Leaders Select Fund LP, Starboard T Fund LP, Starboard Leaders Select N Master Fund LP, Starboard Value R LP, Starboard Value R GP LLC, Starboard Leaders Fund LP, Starboard Leaders Select V GP LLC, Starboard Value A LP, Starboard Value A GP LLC, Starboard Value GP LLC, Starboard Principal Co LP, Starboard Principal Co GP LLC, Jeffrey C. Smith, Peter A. Feld and Mark R. Mitchell.

99.2	Amendment to the Director Appointment and Nomination Agreement, dated April 23, 2018, by and between Newell Brands Inc., Carl C. Icahn, Brett Icahn, Courtney Mather, Andrew Langham, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP and Beckton Corp.

99.3	Press Release Regarding Settlement Agreement, dated April 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Brands Inc.

By:	/s/ Bradford R. Turner
Bradford R. Turner
Its:	Chief Legal and Administrative Officer and Corporate Secretary

Date: April 23, 2018